As filed with the Securities and Exchange Commission on March 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

________________

PRELUDE THERAPEUTICS INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware		81-1384762
(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)		Identification Number)

200 Powder Mill Road Wilmington, Delaware		19803
(Address of Principal Executive Offices)		(Zip Code)

2020 Equity Incentive Plan 2020 Employee Stock Purchase Plan
(Full title of the plans)

Krishna Vaddi, Ph.D. Chief Executive Officer Prelude Therapeutics Incorporated 200 Powder Mill Road Wilmington, Delaware 19803
(Name and address of agent for service)

(302)467-1280
(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Effie Toshav, Esq. Robert Freedman, Esq. Julia Forbess, Esq. Fenwick & West LLP 555 California Street, 12th Floor San Francisco, California 94104 (415) 875-2300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Prelude Therapeutics Incorporated (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 2,394,951 additional shares of common stock available for issuance under the Registrant’s 2020 Equity Incentive Plan (“2020 EIP”), pursuant to the provision of the 2020 EIP providing for an annual 5% automatic increase in the number of shares reserved for issuance and (b) 478,990 additional shares of common stock available for issuance under the Registrant’s 2020 Employee Stock Purchase Plan (“ESPP”), pursuant to the provision of the 2020 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance.

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the 2020 EIP and 2020 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on September 25, 2020 (Registration No. 333-249032), March 16, 2021 (Registration No. 333-254349), and March 17, 2022 (Registration No. 333-263642) to the extent not superseded hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference:

(a) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 15, 2023 pursuant to Section 13 of the Exchange Act;

(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (a) above; and

(c) the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-39527) filed on September 16, 2020 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

5.1	Opinion of Fenwick & West LLP					X

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm					X

24.1	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2020 Equity Incentive Plan and forms of award agreements thereunder	S-1/A	333-248628	10.3	9/21/2020

99.2	2020 Employee Stock Purchase Plan and forms of award agreements thereunder	S-1/A	333-248628	10.4	9/21/2020
107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on this 15th day of March, 2023.

PRELUDE THERAPEUTICS INCORPORATED

By:	/s/ Krishna Vaddi
Krishna Vaddi
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Krishna Vaddi and Laurent Chardonnet, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Krishna Vaddi Krishna Vaddi, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 15, 2023

/s/ Laurent Chardonnet Laurent Chardonnet	Chief Financial Officer (Principal Financial and Accounting Officer)	March 15, 2023

/s/ Paul A. Friedman Paul A. Friedman, M.D.	Director	March 15, 2023

/s/ Martin Babler Martin Babler	Director	March 15, 2023
/s/ Julian Baker Julian Baker	Director	March 15, 2023
/s/ David Bonita David Bonita, M.D.	Director	March 15, 2023
/s/ Mardi C. Dier Mardi C. Dier	Director	March 15, 2023
/s/ Victor Sandor Victor Sandor, M.D.C.M.	Director	March 15, 2023